Exhibit 5.1

September 29, 2016

Extraction Oil & Gas, Inc.

370 17th Street, Suite 5300

Denver, Colorado 80202

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Extraction Oil & Gas, Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company, pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-213634, originally filed with the Securities and Exchange Commission on September 14, 2016 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), of up to 38,333,333 shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”).  Immediately prior to the Offering, the Company’s predecessor, Extraction Oil & Gas, LLC, will be converted from a Delaware limited liability company into a Delaware corporation and shall be renamed Extraction Oil & Gas, Inc., in connection therewith (the “Conversion”). Subsequent to the Conversion, Extraction Oil & Gas Holdings, LLC will merge with and into the Company (the Conversion and subsequent merger, collectively, the “Reorganization”).

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Common Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto, (iii) the Reorganization will have been consummated  in the manner described in the Registration Statement and the prospectus relating thereto, and (iv) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of the Common Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

In connection with the opinion expressed herein, we have examined, among other things, (i) the form of Certificate of Incorporation of the Company and the form of  Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iii) the Registration Statement and (iv) the form of underwriting agreement filed as an exhibit to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate.  As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Based upon the foregoing, we are of the opinion that when the Common Shares have been issued and delivered in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company and upon payment of the consideration therefor provided for therein (not less than the par value of the Common Shares), such Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration

Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.